EXHIBIT 4.24

                            ABLE TELCOM HOLDING CORP.
                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of February 4, 2000 between ABLE TELCOM HOLDING CORP., a Florida corporation with offices at 1000 Holcomb Woods Parkway, Suite 440, Roswell, Georgia 30076 (the "Company") and each of the entities listed under "Investors" on the signature page hereto (each an "Investor" and collectively the "Investors"), each with offices at the address listed under such Investor's name on SCHEDULE I hereto.

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Convertible Preferred Stock Purchase Agreement by and between the Company and the Investors dated as of February 4, 2000 (the "Purchase Agreement"), the Company initially has agreed to sell and issue to the Investors, and the Investors have agreed to purchase from the Company, an aggregate of 5,000 shares of Series C Preferred Stock (the "Series C Preferred Stock") at an aggregate price of $15,000,000 on the terms and conditions set forth therein;

         WHEREAS, the Purchase Agreement contemplates that the Series C Preferred Stock will be convertible into shares (the "Common Shares") of common stock, $0.001 par value, of the Company ("Common Stock") pursuant to the terms and conditions set forth in the Articles of Amendment to the Articles of Incorporation of Able Telcom Holding Corp. (the "Articles of Amendment");

         WHEREAS, pursuant to the terms of, and in partial consideration for, the Investors' agreement to enter into the Purchase Agreement, the Company has agreed to issue to the Investors warrants exercisable for 200,000 shares of Common Stock in the form attached as EXHIBIT 1.1B; and

         WHEREAS, pursuant to that certain Series B Preferred Stock Exchange Agreement (the "Exchange Agreement") dated as of February 4, 2000 among certain of the Investors named therein and the Company, such Investors currently hold 301,787 shares of Common Stock (the "Secondary Conversion Shares") and warrants (the "Secondary Warrants") exercisable for shares of Common Stock (collectively with the Secondary Conversion Shares, the "Secondary Common Shares");

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Purchase Agreement and this Agreement, the Company and the Investors agree as follows:

         1.       CERTAIN DEFINITIONS.

                  (a) Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement, Warrants or the Articles of Amendment. As used in this Agreement, the following terms shall have the following respective meanings:


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                  "APPROVED MARKET" shall mean the Nasdaq National Market or the
American Stock Exchange or the New York Stock Exchange.

                  "BEST EFFORTS" means as to any party obligated to use its Best Efforts to accomplish a particular objective that the obligated party is required to make diligent, good faith, prompt, substantial and persistent efforts as a prudent person desiring to achieve the applicable objective would use in order to ensure that such objective is achieved as expeditiously as possible; PROVIDED, HOWEVER, that an obligation to use Best Efforts shall not be construed to limit the applicability of any remedy for default or delay by such party under the terms of any Transaction Document, including any applicable default payments and mandatory redemptions).

                  "CLOSING" and "CLOSING DATE" shall have the meanings ascribed to such terms in the Purchase Agreement.

                  "COMMISSION" or "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "DAY" shall mean calendar day.

                  "HOLDER" and "HOLDERS" shall include any Investor or the Investors, respectively, and any permitted transferee of the Secondary Common Shares, Series C Preferred Stock, Warrants, Warrant Shares or Common Shares or Registrable Securities which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

                  "NOTICE OF REDEMPTION" means any written notice by a Holder with respect to such Holder's redemption of any such shares of Series C Preferred Stock pursuant to the provisions of the Articles of Amendment.

                  "REGISTRABLE SECURITIES" shall mean: (i) the Secondary Common Shares, Common Shares and Warrant Shares issued to any Holder or its permitted transferee or designee pursuant to the Exchange Agreement or upon conversion of the Series C Preferred Stock or exercise of the Warrants, as applicable, or upon any stock split, stock dividend, recapitalization or similar event with respect to such Secondary Common Shares, Common Shares or Warrant Shares; (ii) any securities issued or issuable to each Holder upon the conversion, exercise or exchange of any Secondary Common Shares, Series C Preferred Stock, Warrants, Warrant Shares, or Common Shares; and (iii) any other security of the Company issued as a dividend or other distribution with respect to, or upon conversion or exchange of or in replacement of Registrable Securities.

                  The terms "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                  "REGISTRATION DEADLINE" shall mean the earliest date following the filing of the Company's 1999 Form 10-K with the Commission on which the Company, using its Best Efforts, is able to secure the effectiveness of the Registration Statement (defined herein); PROVIDED, HOWEVER, that in no event shall the Registration Deadline extend beyond October 31, 2000.

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                  "REGISTRATION EXPENSES" shall mean all expenses to be incurred by the Company in connection with each Holder's registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, "Blue Sky" fees and expenses, and the expense of any audited financial statements incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

                  "REGISTRATION STATEMENT" shall have the meaning set forth in
Section 2(a) herein.

                  "REGULATION D" shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

                  "SECURITIES ACT" or "ACT" shall mean the Securities Act of 1933, as amended.

                  "SELLING EXPENSES" shall mean all reasonable underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all reasonable fees and disbursements of counsel for Holders not included within "Registration Expenses".

                  "SUSPENSION GRACE PERIOD" shall mean five (5) consecutive Trading Days or ten (10) Trading Days in any 365-day period; PROVIDED, HOWEVER, that upon receipt by the Holders of a written notice signed by the chief executive officer or chief financial officer of the Company to the effect set forth below, the Suspension Grace Period may be extended for a reasonable period of time, but not in excess of thirty (30) days per 365-day period, (i) in order to comply with the reasonable request of the lead underwriter in an underwritten public offering of equity securities of the Company for the account of the Company, or (ii) if, in connection with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company, the Company determines in good faith that it must delay or restate the disclosure of its financial statements contained in the Registration Statement in order to make such disclosure not materially incorrect or misleading.

                  "TRADING DAY" shall mean any day in which the Nasdaq Market or other Approved Market on which the Common Stock is then listed or quoted is open for trading; PROVIDED, HOWEVER, that in the event that the Common Stock is not listed or quoted on an Approved Market, then Trading Day shall mean any weekday (except any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close).

                  "TRANSACTION DOCUMENT," individually, and, "TRANSACTION DOCUMENTS," collectively, shall have the meaning attributable to such term by the Purchase Agreement.

                  "WARRANTS" shall mean the warrants in form and substance of
EXHIBIT 1.1B to the Purchase Agreement between the Company and the Investors dated as of the date hereof.

                  "WARRANT SHARES" shall mean shares of Common Stock of the Company issued and issuable upon exercise of the Warrants.

                  (b) OTHER DEFINITIONS. Each of the following terms is defined in the Section opposite such term:

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                                DEFINED TERM                 SECTION
                      ---------------------------------   ----------------
                      AGREEMENT                           Preamble
                      ARTICLES OF AMENDMENT               Preamble
                      COMMON SHARES                       Preamble
                      COMMON STOCK                        Preamble
                      COMPANY                             Preamble
                      CONVERSION BENEFIT                  2(b)(iii)
                      CONVERSION DEFICIENCY               2(b)(iv)
                      CONVERSION NOTICE                   2(b)(iv)
                      CONVERSION PRICE                    2(a)(i)
                      EXCHANGE AGREEMENT                  Preamble
                      FAIR MARKET VALUE                   2(b)(iv)(B)(II)
                      FIRST CONVERSION PRICE              2(b)(i)
                      FORCE MAJEURE                       13(l)
                      INDEMNIFIED PARTY                   6(c)
                      INDEMNIFYING PARTY                  6(c)
                      INTERFERING EVENTS                  2(b)
                      INVESTORS                           Preamble
                      MATURITY DATE                       2(b)(vii)
                      NOTICE OF REDEMPTION                2(b)(i)
                      PREMIUM REDEMPTION PRICE            2(b)(iii)
                      PURCHASE AGREEMENT                  Preamble
                      PURCHASE PRICE                      2(b)(iv)(B)(II)
                      SECONDARY COMMON SHARES             Preamble
                      SECONDARY CONVERSION SHARES         Preamble
                      SECONDARY WARRANTS                  Preamble
                      SERIES C PREFERRED STOCK            Preamble
                      SUBSCRIPTION NOTICE                 2(b)(iv)
                      TRIGGERING EVENT REDEMPTION PRICE   2(b)(iv)(B)(I)


         2. REGISTRATION REQUIREMENTS. The Company shall use its Best Efforts (as defined in the Articles of Amendment) to effect the registration of the Registrable Securities (including without limitation the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Holder on an Approved Market. Such Best Efforts by the Company shall include the following:

                  (a) The Company shall, as expeditiously as reasonably possible after the Closing Date:

                      (i) Prepare and file a registration statement with the Commission pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act (or in the event


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that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act) covering the Registrable Securities ("Registration Statement") which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. Such Registration Statement shall, in addition and without limitation, register (pursuant to Rule 416 under the Securities Act, or otherwise) such additional indeterminate number of Registrable Securities as shall be necessary to permit the conversion in full of the Series C Preferred Stock or exercise of the Warrants (A) to prevent dilution resulting from stock splits, stock dividends or similar transactions or (B) by reason of changes in the Conversion Price (as defined in Section 3(b) of the Articles of Amendment). Thereafter, the Company shall use its Best Efforts to cause such Registration Statement and other filings to be declared effective as soon as possible, and in any event on or prior to the Registration Deadline. The number of shares of Common Stock initially included in such Registration Statement shall be no less than the total outstanding Secondary Common Shares, plus (x) the number of shares of Common Stock for which the Series C Preferred Stock are at any time convertible in full, assuming a Conversion Price of $4.00 and (y) 105% of the number of Warrant Shares that are then issuable upon the exercise of the Warrants, in each case, without regard to any limitation on the Investor's ability to convert the Series C Preferred Stock or exercise the Warrants. The Company acknowledges that such number of shares of Common Stock to be initially included in the Registration Statement includes a good faith estimate of the maximum number of shares issuable upon conversion of the Series C Preferred Stock and exercise of the Warrants.

                      (ii) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement and notify the Holders of the filing and effectiveness of such Registration Statement and any amendments or supplements. In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued or issuable upon conversion of the Series C Preferred Stock and exercise of the Warrants, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefore, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event within twenty (20) Trading Days after the necessity therefor arises (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company shall use its Best Efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. The provisions of Section 2(b)(i) below shall be applicable with respect to such obligation.

                      (iii) Furnish to each Holder such numbers of copies of a current prospectus conforming with the requirements of the Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder and, in the case of the Registration Statement referred to in Section 2(a)(i), each letter written by or on behalf of the Company to the SEC or the staff of


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the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment). The Company will immediately notify each Investor by facsimile of the effectiveness of the Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing any Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall promptly file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that the Registration Statement or any amendment thereto will not be subject to review.

                      (iv) (a) Register and qualify, or obtain an appropriate exemption from registration or qualification, the securities covered by such Registration Statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by each Holder (b) prepare and file in those jurisdictions such supplements (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof, (c) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and shall not be required to register or qualify in any jurisdiction where such registration or qualification is not permitted or approved by such jurisdiction following the Company's Best Efforts to obtain such permission or approval.

                      (v) Notify each Holder immediately of the happening of any event as a result of which the prospectus (including any supplements thereto or thereof) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its Best Efforts to promptly update and/or correct such prospectus to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

                      (vi) Notify each Holder immediately of the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall take all reasonable actions necessary to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

                      (vii) Permit a single firm of counsel, designated as Holders' counsel by a majority-in-interest of the Registrable Securities included in the Registration Statement, to review the Registration Statement and all amendments and supplements thereto within a reasonable period of time prior to each filing, and shall not file any document in a form to which such counsel reasonably objects and will not request acceleration of the Registration Statement without prior notice to such counsel. The sections of the Registration Statement covering information with respect to the Investors, the Investor's beneficial ownership of securities of the Company or the


                                      -6-
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Investors' intended method of disposition of Registrable Securities shall, subject to applicable requirements of the Securities Act and SEC rules thereunder, conform to the information provided to the Company by each of the Investors.

                      (viii) List the Registrable Securities covered by such Registration Statement with all securities exchange(s) and/or markets on which the Common Stock is then listed and prepare and file any required filings with the National Association of Securities Dealers, Inc. or any exchange or market where the shares of Common Stock are traded.

                      (ix) If applicable, take all steps necessary to enable Holders to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Act.

                      (x) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless
(a) disclosure of such information is necessary to comply with federal or state securities laws, (b) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (c) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (d) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court of governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or obtain a protective order for, such information.

                      (xi) The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

                      (xii) The Company shall cooperate with the Investors who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends with respect to transferability) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request, and, within three (3) Trading Days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an instruction in the form attached hereto as EXHIBIT 1 and an opinion of such counsel in the form attached hereto as EXHIBIT 2.

                      (xiii) At the reasonable request of the holders of a majority-in-interest of the Registrable Securities, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the


                                      -7-
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prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

                      (xiv) From and after the date of this Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement under Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of the holders of a majority-in-interest of the Registrable Securities.

                      (xv) The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to the Registration Statement.

                  (b) Set forth below in this Section 2(b) are (i) events that may arise that the Investors consider will interfere with the full enjoyment of their rights under the Articles of Amendment, the Purchase Agreement and this Agreement (the "Interfering Events"), and (ii) certain remedies applicable in each of these events.

                      Paragraphs (i) through (iv) of this Section 2(b) describe the Interfering Events, provide a remedy to the Investors if an Interfering Event occurs and provide that the Investors may require that the Company redeem outstanding shares of Series C Preferred Stock at a specified price if certain Interfering Events are not timely cured.

                      Paragraph (v) provides, INTER ALIA, that if cash payments required as the remedy in the case of certain of the Interfering Events are not paid when due, the Company may be required by the Investors to redeem outstanding shares of Series C Preferred Stock at a specified price.

                      Paragraph (vi) provides, INTER ALIA, that the Investors have the right to specific performance.

                      The preceding paragraphs in this Section 2(b) are meant to serve only as an introduction to this Section 2(b), are for convenience only, and are not to be considered in applying, construing or interpreting this
Section 2(b).

                      (i) DELAY IN EFFECTIVENESS OF REGISTRATION STATEMENT. The Company agrees that it shall file the Registration Statement complying with the requirements of this Agreement as expeditiously as possible following the date of the closing of the Purchase Agreement (the "Closing Date") and shall use its Best Efforts to cause such Registration Statement to become effective on or before the Registration Deadline. In the event the Registration Statement has not been declared effective by the Commission on or before the Registration Deadline, then the Conversion Price shall be reduced by 10% on the day following the Registration Deadline and shall be further reduced by an additional 1% on the last day of each successive 30-day period after the Registration Deadline until the Registration Statement has been declared effective. For example, if the Registration Statement does not become effective until 70 days from the Registration Deadline, the Conversion Price during days 1 through 30 shall be equal to 90% of the Conversion Price in effect on the Registration Deadline (the "first Conversion Price"). The Conversion Price from day 31 through day 60 shall be equal


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to 89% of the first Conversion Price; and from day 61 and thereafter the
Conversion Price shall be equal to 88% of the first Conversion Price. In each case, the Conversion Price shall be subject to further adjustment as set forth in the Articles of Amendment.

                      (ii) NO LISTING; PREMIUM PRICE REDEMPTION FOR DELISTING OF CLASS OF SHARES. In the event that shares of Common Stock of the Company are delisted from the Nasdaq National Market (or any other Approved Market where they are currently listed) at any time following the Closing Date and remain delisted for more than the Suspension Grace Period, then at the option of each Holder and to the extent such Holder so elects, the Company shall redeem the Series C Preferred Stock and/or Registrable Securities held by such Holder, in whole or in part, in accordance with Sections 4(b), 4(d)(iii) and 4(f) of the Articles of Amendment; PROVIDED, HOWEVER, that the delisting of the Common Stock from one Approved Market concurrently with the listing of the Common Stock on another Approved Market shall not provide a Holder with the right to redeem Series C Preferred Stock and/or Registrable Securities under this paragraph.

                      (iii) BLACKOUT PERIODS. At any time after the effective date of the Registration Statement, in the event that the effectiveness of the Registration Statement is suspended for more than the Suspension Grace Period, including without limitation by reason of any suspension or stop order with respect to the Registration Statement or the fact that an event has occurred as a result of which the prospectus (including any supplements thereto) included in such Registration Statement then in effect includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, then the Company shall pay in cash to each Holder an amount equal to three percent (3%) of the Liquidation Value for the Series C Preferred Stock held by such Holder for each 30-day period (prorated for any partial period) from and after the expiration of the Suspension Grace Period. At any time after the fifth (5th) Trading Day following the expiration of the Suspension Grace Period, a Holder shall have the right to have the Company redeem its Series C Preferred Stock and/or Registrable Securities, in whole or in part, as follows: (I) in the case of Series C Preferred Stock, such shares shall be redeemable at a price per share equal to the Triggering Event Redemption Price and in accordance with Sections 4(b), 4(d)(ii) and 4(f) of the Articles of Amendment; and (II) in the case of Registrable Securities, such shares shall be redeemed in accordance with the procedures in Section 4(f) of the Articles of Amendment at a redemption price (the "Premium Redemption Price") equal to the greater of (1) 1.2 times the dollar amount that is the product of
(x) the number of shares so to be redeemed pursuant to this clause, and (y) the Conversion Price as of the date of delivery of the Notice of Redemption (as defined in Section 3(b) of the Articles of Amendment), or (2) the Conversion Benefit (as defined in Section 4(b) of the Articles of Amendment).

                      (iv) CONVERSION DEFICIENCY; PREMIUM PRICE REDEMPTION FOR CONVERSION DEFICIENCY. In the event that the Company does not have a sufficient number of shares of Common Stock registered for resale under the Registration Statement (or which are exempt from the registration requirements under Act pursuant to Rule 144(k) under the Act) available to satisfy the Company's obligations to any Holder upon receipt of a Conversion Notice (as defined in the Articles of Amendment) or Subscription Notice (as defined in the Warrant) or is otherwise unable or unwilling to issue such shares of Common Stock (including without limitation by reason of the limit described in Section 10 below) in accordance with the terms of the Articles of Amendment for any reason after receipt of a Conversion Notice (each, a "Conversion Deficiency") then:

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                          (A) The Company shall pay in cash to each Holder an
amount equal to three percent (3%) of the Liquidation Value for the Series C Preferred Stock held by such Holder for each 30-day period (or portion thereof) that the Company fails or refuses to issue Common Shares in accordance with the terms of the Articles of Amendment; and

                          (B) At any time five (5) days after the commencement
of the running of the first 30-day period described above in clause (A) of this paragraph (iv), each Holder, at such Holder's option by delivery to the Company of a Notice of Redemption, shall: (I) in the case of a Conversion Deficiency with respect to a Conversion Notice, have the right to have the Company either
(1) redeem from such Holder (i) the number shares of Series C Preferred Stock equal to such Holder's pro rata share of the Deficiency (as defined below) at a purchase price equal to the Triggering Event Redemption Price as of that Conversion Date (if the failure to issue Common Shares results from the lack of a sufficient number thereof), or (ii) all (or such portion as such Holder may elect) of such Holder's shares of Series C Preferred Stock (if the failure to issue Common Shares results from any other cause); and (II) in the case of a Conversion Deficiency with respect to a Subscription Notice, pay such Holder an amount in cash equal to the product of (1) the Deficiency and (2) the difference between the "fair market value" (as defined in the Warrant and Secondary Warrants) as of the Trading Day next immediately preceding the date of exercise of the Warrant or Secondary Warrants, as applicable, and the Purchase Price (as defined in the Warrant and Secondary Warrants). With respect to any Conversion Deficiency relating to a Conversion Notice, the "Deficiency" shall be equal to the number of Common Shares required to be issued upon receipt of a Conversion Notice if all outstanding shares of Series C Preferred Stock eligible for conversion were submitted for conversion at the Conversion Price as provided in the Articles of Amendment as of the date the Deficiency is determined, less the number of Common Shares available for issuance upon receipt of such Conversion Notice. With respect to any Conversion Deficiency relating to a Subscription Notice, the "Deficiency" shall be equal to the number of shares of Common Stock required to be issued upon receipt of a Subscription Notice if all outstanding Warrants or Secondary Warrants, as applicable, eligible for exercise were exercised at the Purchase Price as of the date the Deficiency is determined, less the number of shares of Common Stock available for issuance upon receipt of such Subscription Notice. Any request by a Holder pursuant to this paragraph
(iv)(B) shall be revocable by that Holder at any time prior to redemption of such shares of Series C Preferred Stock.

                      (v) PREMIUM PRICE REDEMPTION FOR CASH PAYMENT DEFAULTS.

                          (A) The Company acknowledges that any failure, refusal
or inability by the Company described in the foregoing paragraphs (i) through
(iv) will cause the Holders to suffer damages in an amount that will be difficult to ascertain, including without limitation damages resulting from the loss of liquidity in the Registrable Securities and the additional investment risk in holding the Registrable Securities. Accordingly, the parties agree that it is appropriate to include in this Agreement the foregoing provisions for default payments, discounts and mandatory redemptions in order to compensate the Holders for such damages. The parties acknowledge and agree that the default payments, discounts and mandatory redemptions set forth above represent the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such default payments, discounts and mandatory redemptions are reasonable and will not constitute a penalty.

                          (B) Each default payment provided for in the foregoing
paragraphs (ii) through (iv) shall be in addition to each other default payment. All default payments (which payments shall be pro rata on a per diem basis for any period of less than thirty (30) days) required to be made in connection with the above provisions shall be paid in cash at any time upon demand, and whether or not a demand is made, by the tenth (10th) day of each calendar month for each partial or full 30-day period occurring prior to that date.

                          (C) In accordance with Section 3(e)(iv) of the
Articles of Amendment, in the event that the Company fails or refuses to pay any default payment or honor any penalty or similar amounts when due, at any Holder's option and request by delivery of a Notice of Redemption the Company shall purchase all or a portion of the Series C Preferred Stock and/or Registrable Securities held by such Holder (with any default payment penalty or similar amounts accruing through the date of such purchase), within five (5) Trading Days of such request, at a purchase price equal to the Premium Redemption Price (as defined above); PROVIDED that such Holder may revoke such request at any time prior to receipt of such payment of such purchase price. Until such time as the Company purchases such Series C Preferred Stock at the request of such Holder pursuant to the preceding sentence, at any Holder's request and option the Company shall as to such Holder pay such amount by adding and including the amount of such default payment to the Conversion Amount and the Liquidation Value instead of in cash.

                      (vi) CUMULATIVE REMEDIES. The default payments and mandatory redemptions provided for above are in addition to and not in lieu or limitation of any other rights the Holders may have at law, in equity, including without limitation the right to specific performance. Each Holder shall be entitled to specific performance of any and all obligations of the Company in connection with the registration rights of the Holders hereunder. The parties hereto agree that default payments and mandatory redemptions applicable under the circumstances and conditions specified in this Agreement shall be complementary to, and not cumulative with, any substantially identical default payments and mandatory redemptions applicable under the same such circumstances and conditions by the terms of the Articles of Amendment.

                      (vii) DEFERRAL OF MATURITY DATE. In the event of a failure of Effective Registration, including without limitation by reason of any of the circumstances described in the foregoing clauses (i) through (iv) above, then the Maturity Date (as defined in the Articles of Amendment) shall be deferred by
1.5 days for each day that any of the circumstances in clauses (i), (ii), (iii) (without regard to the applicability of the Suspension Grace Period), or (iv) exist.

                  (c) Subject to Section 2(b) above, the Company may suspend the use of any prospectus used in connection with the Registration Statement only in the event, and for such period of time as, such a suspension is required by the rules and regulations of the Commission. The Company will use its Best Efforts to cause such suspension to terminate at the earliest possible date.

                  (d) The Company shall file a Registration Statement with respect to any newly authorized and/or reserved shares, if necessary to fulfill its obligations under this Agreement within five (5) Trading Days of any shareholders meeting authorizing same and shall use its Best Efforts to cause such Registration Statement to become effective within sixty (60) days of such shareholders meeting. If the Holders become entitled, pursuant to an event described in clause (iii) of the definition of Registrable Securities, to receive any securities in respect of Registrable Securities that were already included in a Registration Statement, subsequent to the date such Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the then effective Registration Statement, the Company shall promptly file, in accordance with the procedures set forth herein, an additional Registration Statement with respect to such newly Registrable Securities. The Company shall use its Best Efforts to (i) cause any such additional Registration Statement, when filed, to become effective under the Securities Act, and (ii) keep such additional Registration Statement effective during the period described in Section 5 below. All of the registration rights and remedies under this Agreement shall apply to the registration of such newly reserved shares and such new Registrable Securities, including without limitation the provisions providing for default payments contained herein.

                  (e) If the Holder(s) intend to distribute the Registrable Securities by means of an underwriting, the Holder(s) shall so advise the Company. Any such underwriting may only be administered by investment bankers reasonably satisfactory to the Company. The Company shall only be obligated to permit one underwritten offering, which offering shall be determined by a majority-in-interest of the Holders.

                  (f) In the event of an underwriting pursuant to Section 2(e), the Company shall enter into such customary agreements for a secondary offering and take all such other reasonable actions reasonably requested by the Holders in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registrable Securities are to be sold in an underwritten offering:

                      (i) make such representations and warranties to the Holders and the underwriter or underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in secondary offerings;

                      (ii) use its Best Efforts to cause to be delivered to the sellers of Registrable Securities and the underwriter or underwriters, if any, opinions of independent counsel to the Company, on and dated as of the effective day (or in the case of an underwritten offering, dated the date of delivery of any Registrable Securities sold pursuant thereto) of the Registration Statement, and within 90 days following the end of each fiscal year thereafter, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Holders and the underwriter(s), if any, and their counsel and covering, without limitation, such matters as the due authorization and issuance of the securities being registered and compliance with securities laws by the Company in connection with the authorization, issuance and registration thereof and other matters that are customarily given to underwriters in underwritten offerings, addressed to the Holders and each underwriter, if any;

                      (iii) cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), and at the beginning of each fiscal year following a year during which the Company's independent certified public accountants shall have reviewed any of the Company's books or records, a "comfort" letter and updates thereof from the Company's independent certified public accountants addressed to the Holders and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with secondary offerings, and each such letter and update thereof, if any, shall be reasonably satisfactory to the Holders;

                      (iv) if an underwriting agreement is entered into, the same shall include customary indemnification and contribution provisions to and from the underwriters and procedures for secondary underwritten offerings;

                      (v) deliver such documents and certificates as may be reasonably requested by the Holders of the Registrable Securities being sold or the managing underwriter or underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement, if any; and

                      (vi) deliver to the Holders on the effective day (or in the case of an underwritten offering, dated the date of delivery of any Registrable Securities sold pursuant thereto) of the Registration Statement, and at the beginning of each fiscal quarter thereafter, a certificate in form and substance as shall be reasonably satisfactory to the Holders, executed by an executive officer of the Company and to the effect that all the representations and warranties of the Company contained in the Purchase Agreement are still true and correct except as disclosed in such certificate; the Company shall, as to each such certificate delivered at the beginning of each fiscal quarter, update or cause to be updated each such certificate during such quarter so that it shall remain current, complete and correct throughout such quarter; and such updates received by the Holders during such quarter, if any, shall have been reasonably satisfactory to the Holders.

         3. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

         4. REGISTRATION ON FORM S-3. The Company shall seek to qualify or continue to qualify for registration on Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act.

         5. REGISTRATION PERIOD. In the case of the registration effected by the Company pursuant to this Agreement, the Company will use its Best Efforts to keep such registration effective until all the Holders have completed the sales or distribution described in the Registration Statement relating thereto or, if earlier, until such Registrable Securities may be sold under Rule 144(k) (PROVIDED that the Company's transfer agent has accepted an instruction from the Company to such effect).

         6. INDEMNIFICATION.

            (a) THE COMPANY INDEMNITY. The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling each Holder, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, PROVIDED that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or the underwriter (if any) therefor and stated to be specifically for use therein. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

            (b) HOLDER INDEMNITY. Each Holder will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company and such other Holder(s) and their directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and PROVIDED that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

            (c) PROCEDURE. Each party entitled to indemnification under this Article (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, PROVIDED that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

         7. CONTRIBUTION. If the indemnification provided for in Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder.

            In no event shall the obligation of any Indemnifying Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

            The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any Holder, the net proceeds received by such Holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person liable for or guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not liable for or guilty of such fraudulent misrepresentation.

         8. SURVIVAL. The indemnity and contribution agreements contained in Sections 6 and 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or the Purchase Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Registrable Securities.

         9. INFORMATION BY HOLDERS. Each Holder shall furnish to the Company such information regarding such Holder and the distribution and/or sale proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. The intended method or methods of disposition and/or sale (Plan of Distribution) of such securities as so provided by such Investor shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without written consent of such Holder or its designated representative.

         10. NASDAQ LIMIT ON STOCK ISSUANCES. Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue or register with the SEC any shares of Common Stock to the extent that such issuance or registration is prohibited by any rule, regulation or policy of Nasdaq or any exchange or market upon which the Common Stock may be traded.

         11. REPLACEMENT CERTIFICATES. The certificate(s) representing the Common Shares or Warrant Shares held by any Investor (or then Holder) may be exchanged by such Investor (or such Holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Common Shares or Warrant Shares, as reasonably requested by such Investor (or such Holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

         12. TRANSFER OR ASSIGNMENT. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The rights granted to the Investors by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to a transferee or assignee of Series C Preferred Stock or Warrants which transfer has been effected in compliance with the Articles of Amendment and Warrants, and all other rights granted to the Investors by the Company hereunder may be transferred or assigned to any transferee or assignee of any Series C Preferred Stock or Warrants; PROVIDED that in each case that the Company must be given written notice by the such Investor at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and PROVIDED,

FURTHER, that the transferee or assignee of such rights agrees in writing to be bound by the registration provisions of this Agreement.

         13. MISCELLANEOUS.

             (a) REMEDIES. The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

             (b) JURISDICTION. THE COMPANY AND EACH OF THE INVESTORS (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT, THE NEW YORK STATE COURTS AND OTHER COURTS OF THE UNITED STATES SITTING IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. THE COMPANY AND EACH OF THE INVESTORS CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

             (c) NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

                 to the Company:

                    Able Telcom Holding Corp.
                    1000 Holcomb Woods Parkway
                    Suite 440
                    Roswell, Georgia 30076
                    Facsimile:  (770) 993-8703
                    Attention:  Billy V. Ray
                                President and Chief Executive Officer

                 with copies to:

                    Paul, Hastings, Janofsky & Walker LLP
                    600 Peachtree Street, N.E.
                    Suite 2400
                    Atlanta, Georgia 30308
                    Facsimile:  (404) 815-2424
                    Attention:  Wayne H. Shortridge, Esq.

                 to the Investors:

                    The Palladin Group, L.P.
                    195 Maplewood Avenue
                    Maplewood, New Jersey  07040
                    Facsimile:  (973) 313-6491
                    Attention:  Robert L. Chender

                 with copies to:

                    Arnold & Porter
                    555 Twelfth Street, N.W.
                    Washington, DC  20004
                    Facsimile:  (202) 942-5999
                    Attention:  L. Stevenson Parker, Esq.

Any party hereto may from time to time change its address for notices by giving at least ten (10) days' written notice of such changed address to the other parties hereto.

             (d) WAIVERS. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The representations and warranties and the agreements and covenants of the Company and each Investor contained herein shall survive the Closing.

             (e) EXECUTION. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

             (f) PUBLICITY. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

             (g) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement, the Articles of Amendment and the Warrants and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties, and may not be modified or terminated except by a written agreement signed by both parties. In the event of a conflict or inconsistency between this Agreement and any term of the Articles of Amendment, the Articles of Amendment shall prevail.

             (h) GOVERNING LAW; CONSENT OF JURISDICTION. THIS AGREEMENT AND THE VALIDITY AND PERFORMANCE OF THE TERMS HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY IN SUCH STATE AND, WHERE APPLICABLE, FEDERAL LAW.

             (i) SEVERABILITY. The parties acknowledge and agree that the Investors are not agents, affiliates or partners of each other, that all representations, warranties, covenants and agreements of the Investors hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Investor, and that any rights granted to Investors hereunder shall be enforceable by each Investor hereunder.

             (j) JURY TRIAL. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

             (k) TITLES. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

             (l) FORCE MAJEURE. The Company shall not be liable for any default or delay in the performance of its obligations under this Agreement if and only to the extent such delay or default is caused by Force Majeure (as defined in the Articles of Amendment); PROVIDED, HOWEVER, that no event of Force Majeure shall excuse any such default or delay for longer than an aggregate of thirty
(30) days in any calendar year.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                            ABLE TELCOM HOLDING CORP.

                            By:
                               -------------------------------------------------
                               Name:
                               Title:


                            INVESTORS:

                            HALIFAX FUND, L.P.

                            By: The Palladin Group, L.P., as
                                Investment Manager

                            By:
                               -------------------------------------------------
                               Name:  Robert L. Chender
                               Title: Managing Director

                            THE GLENEAGLES FUND COMPANY

                            By: The Palladin Group, L.P., as
                                Investment Manager

                            By:
                               -------------------------------------------------
                               Name:  Robert L. Chender
                               Title: Managing Director

                            PALLADIN OVERSEAS FUND LIMITED

                            By: The Palladin Group, L.P., as
                                Investment Manager

                            By:
                               -------------------------------------------------
                               Name:  Robert L. Chender
                               Title: Managing Director

                            PALLADIN PARTNERS I, L.P.

                            By: Palladin Asset Management, LLC,
                                as Investment Manager

                            By:
                               -------------------------------------------------
                               Name:
                               Title:


                            LANCER SECURITIES (CAYMAN) LIMITED

                            By: The Palladin Group, L.P., as
                                Investment Manager

                            By:
                               -------------------------------------------------
                               Name:  Robert L. Chender
                               Title: Managing Director

                            PGEP III, LLC

                            By: The Palladin Group, L.P., as
                                Investment Manager

                            By:
                               -------------------------------------------------
                               Name:  Robert L. Chender
                               Title: Managing Director

                            QUATTRO FUND LIMITED

                            By: Quattro Investors LP

                            By:
                               -------------------------------------------------
                               Name:  Andrew Kaplan
                               Title: Principal

  [SIGNATURE PAGES TO ABLE TELECOM HOLDING CORP. REGISTRATION RIGHTS AGREEMENT]

                                   SCHEDULE 1

                                                                EXHIBIT 1

                                                                TO REGISTRATION

                                                                RIGHTS AGREEMENT

                              [Company Letterhead]

                                     [Date]

[Name and address of Transfer Agent]



Ladies and Gentlemen:

         This letter shall serve as our irrevocable authorization and direction to you (1) to transfer or re-register (or at the holders request to reissue to the holder thereof without any restrictive legend) the certificates for the shares of Common Stock, par value $0.001 per share (the "COMMON STOCK"), of Able Telcom Holding Corp., a Florida corporation (the "COMPANY") represented by certificate numbers ____ for an aggregate of ____ shares (the "OUTSTANDING SHARES") of Common Stock presently registered in the name of [Name of Investor] (the "INVESTOR") (which shares were previously issued pursuant to the Settlement Agreement dated February , 2000 among the Company and [Name of Investor] and other parties thereto, or upon conversion of the Preferred Shares (as hereinafter defined) or exercise of the Warrants (as hereinafter defined)), upon surrender of such certificates to you, notwithstanding the legend appearing on such certificates, (2) to issue shares (the "CONVERSION SHARES") of Common Stock to or upon the order of the registered holder from time to time of shares of Series C Convertible Preferred Stock of the Company (the "PREFERRED SHARES") upon surrender to you of a properly completed and duly executed Conversion Notice notwithstanding the legend appearing on such certificates and (3) to issue shares (the "WARRANT SHARES") of Common Stock to or upon the order of the registered holder from time to time of the Warrants of the Company (the "WARRANTS") upon surrender to you of a properly completed and duly executed Subscription Notice and such Warrants notwithstanding the legend appearing on such Warrants. The transfer or re-registration of the certificates for the Outstanding Shares by you should be made at such time as you are requested to do so by the record holder of the Outstanding Shares. The certificate issued upon such transfer or re-registration should be registered in such name as requested by the holder of record of the certificate surrendered to you and should not bear any legend which would restrict the transfer of the shares represented thereby. In addition, you are hereby directed to remove any stop-transfer instruction relating to the Outstanding Shares. Certificates for the Conversion Shares and Warrant Shares should not bear any restrictive legend and should not be subject to any stop-transfer restriction.

         Pursuant to applicable securities laws or certain agreements between the Company and the Investor, the Investor may be prohibited during certain limited periods of time from selling its Outstanding Shares or other shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants under the Registration Statement; PROVIDED, HOWEVER, that such Investor may continue to sell such securities pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company may, during such periods, deliver a notice to you advising you to refrain from transferring any Outstanding Shares pursuant to such Registration Statement, PROVIDED that such notice shall not prohibit the transfer of such shares pursuant to an exemption from registration under the Securities Act during such periods.

         Contemporaneous with the delivery of this letter, the Company is delivering to you a letter of ____________________ as to registration of the Outstanding Shares and the Conversion Shares under the Securities Act of 1933, as amended.

         Should you have any questions concerning this matter, please contact me.

                            Very truly yours,

                            ABLE TELECOM HOLDING CORP.


                            By:
                               -------------------------------------------------
                               Name:
                               Title:

Enclosures:
cc:  [Name of Investor]

                                                                EXHIBIT 2

                                                                TO REGISTRATION

                                                                RIGHTS AGREEMENT

                                     [Date]

[Name and address

of Transfer Agent]



         RE:  ABLE TELCOM HOLDING CORP.

Ladies and Gentlemen:

         We are counsel to Able Telcom Holding Corp., a Florida corporation (the "COMPANY"), and we understand that [Name of Investor] (the "HOLDER") has purchased from the Company shares of the Company's Series C Convertible Preferred Stock (the "PREFERRED STOCK") and warrants (the "WARRANTS") that are convertible or exercisable into the Company's Common Stock, par value $0.001 per share (the "COMMON STOCK"). The Preferred Stock and Warrants were purchased by the Holder pursuant to a Preferred Stock Purchase Agreement, dated as of February , 2000, between the Holder and the Company (the "AGREEMENT") or a Settlement Agreement between the Holder and the Company. Pursuant to a Registration Rights Agreement, dated as of February , 2000, between the Company and the Holder (the "REGISTRATION RIGHTS AGREEMENT"), the Company agreed with the Holder, among other things, to register the Registrable Securities (as that term is defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), upon the terms provided in the Registration Rights Agreement. In connection with the Company's obligations under the Registration Rights Agreement, on _______, 20 , the Company filed a Registration Statement on Form S-[ ] (File No. 333-___________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission relating to the Registrable Securities, which names the Holder as a selling stockholder thereunder.

         [Other introductory language to be inserted]

         Based on the foregoing, we are of the opinion that the Registrable Securities have been registered under the Securities Act.

                  [Other appropriate language to be included.]


                            Very truly yours,




cc:  [Name of investor]